UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

One Liberty Properties, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ONE LIBERTY PROPERTIES, INC.

60 Cutter Mill Road, Suite 303

Great Neck, NY 11021

ADDITIONAL INFORMATION REGARDING THE

2020 ANNUAL MEETING OF STOCKHOLDERS

The following Notice of Postponement (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of One Liberty Properties, Inc. (the “Company”), dated April 22, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders and at any adjournments or postponements thereof. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 3, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF POSTPONEMENT OF 2020 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of One Liberty Properties, Inc.:

Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, we hereby notify you that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of One Liberty Properties, Inc., a Maryland corporation (the “Company”), has been postponed. The Annual Meeting, originally scheduled to be held on June 10, 2020, will now be held on June 30, 2020 at 1:00 p.m., Eastern Time, at its originally scheduled location, at 60 Cutter Mill Road, Suite 303, Great Neck, NY 11021. Holders of record of the Company’s common stock at the close of business on April 14, 2020 are entitled to notice of and to vote at the annual meeting and any adjournment or further postponement thereof.

Further information regarding the matters to be acted upon at the Annual Meeting is set forth in the proxy statement and other proxy materials for the Annual Meeting. The proxy statement and the Company’s 2019 Annual Report to Stockholders are available at https://1liberty.com/annualmeetingmaterials.pdf.

By Order of the Board of Directors,

/s/ S. Asher Gaffney
S. Asher Gaffney,
Secretary

June 3, 2020

The proxy statement and our 2019 Annual Report to Stockholders are available at https://1liberty.com/annualmeetingmaterials.pdf. In addition, you may transmit your voting instructions at http://www.voteproxy.com by having your proxy card and related instructions in hand.